Exhibit 99.1

Avalara Closes Acquisition of INPOSIA

SEATTLE, WA — April 6, 2021 — Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced the closing of the acquisition of INPOSIA Solutions GmbH. INPOSIA is a German software company that delivers e-invoicing, digital tax reporting, and system and data integration to support digital transformation efforts and address real-time compliance requirements for businesses.

The proliferation of real-time compliance requirements from tax authorities around the world arose from the need for financial transparency and fraud reduction. More than 60 countries rely on or have announced the intent to move to an e-invoicing system for compliance, whereby businesses must validate transactions with governments. Exact requirements differ between countries and vary based on timeliness of reporting, types of invoices that need to be filed, value thresholds for reporting, and formatting. Businesses rely on technology to simplify processes along the procurement supply chain and automate the final steps of data and fiscal reporting to tax authorities.

Today, INPOSIA serves more than 500 customers, primarily multinational European businesses. Its embedded technology facilitates data and invoice exchanges between business partners and suppliers. Its e-invoicing solution enables companies to send and receive legally compliant electronic invoices. INPOSIA owns or manages 19 integrations into country-level tax reporting systems and is a certified access point for the exchange of electronic invoices between private companies and public authorities on the Pan-European Public Procurement OnLine (PEPPOL) network.

INPOSIA will build upon Avalara’s existing e-invoicing capabilities in Brazil and India to support customers worldwide with real-time compliance.

“INPOSIA customers seek a more efficient way to manage their compliance requirements, and our suite of integrated, automated tools allows them to build the required data exchange elements into IT solutions they already have in place,” said Muzaffer Havcarci, CEO of INPOSIA. “We share a vision with Avalara to make compliance processes digital and seamless for our customers, and we look forward to working together as the digital compliance mandate continues around the world.”

“Global, digital commerce has increased the complexity of collecting indirect and customs taxes, and governments are leveraging technology to increase the visibility of tax revenue streams and decrease fraud. Today, more than 60 countries rely on or have announced intent to move to an e-invoicing system for compliance. We look forward to our work with INPOSIA as governments continue to adopt and expand electronic reporting requirements,” said Jayme Fishman, EVP of Corporate Development at Avalara.

Acquiring advanced technologies and expertise is core to Avalara’s mission and growth strategy. With the acquisition of INPOSIA, Avalara further expands to manage the global compliance requirements of today and tomorrow for businesses of all sizes.

Forward Looking Statements

This press release contains forward-looking statements including, among others, statements about the expected growth opportunities and synergies arising from the acquisition. In some cases you can identify forward-looking statements because they contain words such as “could,” “continue,” “expect,” “should,” “will,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to successfully integrate INPOSIA into our business; our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at avalara.com.

Media Contact

Jesse Hamlin

media@avalara.com

518-281-0631

Investor Contact

Jennifer Gianola

jennifer.gianola@avalara.com

650-499-9837

Source: Avalara, Inc.